UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Severance Agreements with Certain Executive Officers

On July 27, 2006, St. Jude Medical, Inc. (the “Company”) entered into a change of control severance agreement (each, a “Severance Agreement” and collectively, the “Severance Agreements”) with each of its executive officers other than Pamela S. Krop, who joined the Company as Vice President, General Counsel and Secretary on June 30, 2006 and entered into a Severance Agreement with the Company on that date, and David Fetah, Vice President, Human Resources, who is resigning from the Company effective August 31, 2006. For all of the Company’s executive officers other than Ms. Krop, who had no prior agreements with the Company, Mr. Fetah and Christopher G. Chavez, President, Neuromodulation Division, the Severance Agreements supersede and replace the previous severance agreements between the Company and such executive officers. For Mr. Chavez, the Severance Agreement replaced his Special Termination Agreement dated April 1, 2002 (the “Chavez Termination Agreement”) with Advanced Neuromodulation Systems, Inc. (“ANS”). The Company also entered into Severance Agreements with seven employees who are not executive officers. For six of these non-executive employees, the Severance Agreements replaced prior agreements.

The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive’s employment without Cause or the executive terminates his or her employment for Good Reason. Such payments and benefits include: (1) severance pay equal to 2.9 times the sum of the executive’s annual salary, target bonus, annual perk package and certain other compensation paid to the executive during the 12 months prior to the termination (a reduction from the amount payable under the prior agreements, as discussed under Item 1.02 below); (2) three years of life, health, accident and disability insurance benefits substantially similar to those in effect at the time of termination; (3) payment of legal fees and expenses relating to the termination; (4) termination of any non-competition arrangement between the Company and the executive; and (5) a gross-up payment for certain excise taxes, if they are imposed on such payments or benefits, and for any tax imposed on such gross-up payment.

Under the Severance Agreements, “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company’s Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control, and “Cause” is defined as a conviction for felony criminal conduct. “Good Reason” is defined to include a change in the executive’s responsibility or status, a reduction in salary or benefits, a mandatory relocation or the failure by the Company to obtain an assumption of the Company’s obligations under the Severance Agreements by any successor to the Company. In addition, if the Change in Control arises from a transaction which is not authorized, recommended or approved by formal action taken by the Continuing Directors, the executive may voluntarily terminate his or her employment for any reason on the 180th day following the Change in Control, and such termination will be deemed “Good Reason” under the Severance Agreements.

The above summary of the Severance Agreements is qualified in its entirety by reference to the full text of the Severance Agreements, a form of which is attached as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with Christopher G. Chavez

On July 27, 2006, the Company (through ANS) and Christopher G. Chavez entered into an amendment (the “Amendment”) to the Employment Agreement (the “Employment Agreement”), effective as of April 1, 2002, by and between ANS and Mr. Chavez, which remained in effect following the Company’s acquisition of ANS on November 29, 2005. The Employment Agreement was described in, and filed (via incorporation by reference from Exhibit 10.16 to the ANS Quarterly Report on Form 10-Q for the quarter ended March 31, 2002) as Exhibit 10.23 to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Amendment clarifies that if Mr. Chavez is terminated without “cause” (as defined in the Employment Agreement) in connection with a “change-in-control” (as defined in the Severance Agreement), then he will not be entitled to receive severance compensation under the Employment Agreement and will only be entitled to severance compensation under the Severance Agreement.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Upon execution of the Severance Agreements described under Item 1.01 above, effective July 27, 2006, the Company terminated its prior severance agreements with its executive officers other than Mr. Fetah, whose agreement was terminated in connection with his resignation from the Company, and Ms. Krop, who did not have a prior severance agreement with the Company. The form of the Company’s prior severance agreement with its executive officers was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and is incorporated herein by reference. A detailed summary of the prior severance agreements can be found in the Company’s Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 30, 2006. The prior severance agreements were substantially similar to the new Severance Agreements except that the prior severance agreements provided for severance pay equal to 3.0 times (rather than the 2.9 times under the new Severance Agreements) the sum of the executive’s annual salary, target bonus, annual perk package and certain other compensation paid to the executive during the 12 months prior to the termination.

The Severance Agreement with Mr. Chavez superseded and replaced, and thus terminated, the Chavez Termination Agreement. The Chavez Termination Agreement was described in, and filed (via incorporation by reference from Exhibit 10.18 of the ANS Quarterly Report on Form 10-Q for the quarter ended March 31, 2002) as Exhibit 10.24 to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Chavez Termination Agreement provided that, upon a “change-in-control” (as defined in the Chavez Termination Agreement), Mr. Chavez would be entitled to severance pay in an amount equal to 299% of his highest annual salary and targeted annual bonus, payment of any excise taxes Mr. Chavez incurs as a result of the severance payment and payment of any income and excise taxes on the excise tax payments, and a job search payment.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Severance Agreement between St. Jude Medical, Inc. and certain executive officers.

10.2	Amendment, dated as of July 27, 2006, between Advanced Neuromodulation Systems, Inc. and Christopher G. Chavez, to Employment Agreement, effective as of April 1, 2002, between Advanced Neuromodulation Systems, Inc. and Christopher G. Chavez.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date:	August 1, 2006	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Severance Agreement between St. Jude Medical, Inc. and certain executive officers.

10.2	Amendment, dated as of July 27, 2006, between Advanced Neuromodulation Systems, Inc. and Christopher G. Chavez, to Employment Agreement, effective as of April 1, 2002, between Advanced Neuromodulation Systems, Inc. and Christopher G. Chavez.